SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 30, 2005

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.05 Costs Associated with Exit or Disposal Activities

In its earnings release for the quarter and fiscal year ended June 24, 2005, the Company disclosed it had retained the turnaround firm of AlixPartners LLC to advise it in further reducing expenses, increasing revenue and improving liquidity, and intended to initiate restructuring actions in the first quarter of fiscal 2006. On August 30, 2005, the Company approved a restructuring plan and began to implement these restructuring actions with notifications to affected employees in North America and certain other locations on September 1, 2005. The balance of the notifications will follow over a reasonable period, consistent with business and local legal requirements in other parts of the world.

In addition to the headcount reductions, the restructuring plan includes initiatives to reduce expenses in other areas including procurement costs for goods and services, consolidation and reorganization of operations in several locations, prioritization of marketing and benefits spending and other spending controls.

The goal of the Company's restructuring plan is to achieve $80 to $100 million in annualized savings when fully realized. The benefits will be reflected in a combination of lower operating expenses and improved gross margins. Savings from these initiatives will begin to be realized in the second quarter of fiscal 2006 with increasing benefits over the fiscal year. Approximately 60% to 70% of the savings are expected to result from reductions in the number of employee and contractor positions with the Company.

The Company currently estimates that the total costs to be incurred in connection with these restructuring actions will be less than $20 million, principally relating to severance benefits. Substantially all of these costs will require the outlay of cash, although the Company’s severance programs provide wherever practical for payments to be made over the same period in which the payroll expenses otherwise would have been incurred, with the objective of minimizing incremental cash expense. The Company expects the majority of the restructuring charges to be reflected in its financial results for the quarter ending December 30, 2005 and the restructuring to be principally completed by the end of the fiscal quarter ending March 31, 2006.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including, but not limited to, its Form 10-Q for the quarter ended March 25, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: September 2, 2005	By:	/s/ Jeffrey V. Zellmer

Jeffrey V. Zellmer
Senior Vice President and Chief Financial Officer